                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                  FORM 8-K/A

                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                      Securities and Exchange Act of 1934

                       Date of Report: October 24, 2000

                       (Date of Earliest Event Reported)

                              CLARENT CORPORATION
            (Exact name of registrant as specified in its charter)



         Delaware                   000-26441                   77-0433687
 (State of jurisdiction)       (Commission File No.)        (IRS Employer
                                                            Identification No.)



                             700 Chesapeake Drive
                        Redwood City, California 94063
             (Address of principal executive offices and zip code)

      Registrant's telephone number, including area code:  (650) 306-7511

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         On August 10, 2000, Clarent Corporation filed a Form 8-K to report its acquisition of Act Networks, Inc., which was completed on August 10, 2000. Pursuant to Item 7 of Form 8-K, Clarent indicated that it would file certain financial information as soon as practicable. This Amendment is filed to provide the required financial information.

         a.  Financial Statements of Business Acquired

                              ACT Networks, Inc.

                       Consolidated Financial Statements

                   Years ended June 30, 2000, 1999 and 1998



                                    Contents


Report of Independent Auditors.................................  1

Consolidated Financial Statements

Consolidated Balance Sheets....................................  2
Consolidated Statements of Operations..........................  3
Consolidated Statements of Stockholders' Equity................  4
Consolidated Statements of Cash Flows..........................  5
Notes to Consolidated Financial Statements.....................  6

                                      1.

                         Report of Independent Auditors

Board of Directors
Clarent Corporation and ACT Networks, Inc.

We have audited the accompanying consolidated balance sheets of ACT Networks, Inc. as of June 30, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended June 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of ACT Networks, Inc. at June 30, 2000 and 1999, and the consolidated results of its operations and its cash flows for each of the three years in the period ended June 30, 2000, in conformity with accounting principles generally accepted in the United States.


Ernst & Young LLP

Woodland Hills, California
July 27, 2000, except for Note 13,
 as to which the date is August 10, 2000

                                      2.

                              ACT Networks, Inc.

                          Consolidated Balance Sheets

                    (in thousands, except per share amounts)




                                                               June 30
                                                         2000          1999
                                                 ----------------------------


Assets
Current assets:
 Cash and cash equivalents                         $     46,510    $   33,850
 Marketable securities                                    4,085        17,613
 Accounts receivable, less allowances of $3,137
  in 2000 and $2,440 in 1999                             12,008        18,309
 Inventory                                                6,864         9,613
 Prepaids and other current assets                          774           582
                                                 ----------------------------
Total current assets                                     70,241        79,967

Plant, equipment and other improvements:
 Machinery and equipment                                  8,826         7,696
 Furniture and fixtures                                     970         1,318
 Computer software                                        2,139         2,145
 Leasehold improvements                                     249           787
                                                 ----------------------------
                                                         12,184        11,946
Accumulated depreciation and amortization                 8,134         8,310
                                                 ----------------------------
                                                           4,050        3,636

Goodwill and other intangibles                            1,106         1,769
Other assets                                                167           269
                                                 ----------------------------
Total assets                                       $     75,564    $   85,641
                                                 ============================


Liabilities and stockholders' equity
Current liabilities:
 Accounts payable                                  $      2,456    $    6,898
 Accrued payroll and related benefits                       923         1,192
 Other accrued liabilities                                1,445           567
 Income taxes payable                                       619             -
 Deferred income taxes                                       65            65
                                                 ----------------------------
Total current liabilities                                 5,508         8,722

Commitments and contingencies


Stockholders' equity:
 Common stock and additional paid-in capital;
  $.001 par value:
   Authorized - 40,000
   Issued and outstanding - 10,537 at June 30,
    2000 and 10,183 at June 30, 1999                    108,781       106,278
 Accumulated deficit                                    (38,366)      (29,059)
 Accumulated other comprehensive loss                      (359)         (300)
                                                 ----------------------------
Total stockholders' equity                               70,056        76,919
                                                 ----------------------------
Total liabilities and stockholders' equity         $     75,564    $   85,641
                                                 ============================

See accompanying notes.

                                      3.

                              ACT Networks, Inc.

                     Consolidated Statements of Operations

                   (in thousands, except per share amounts)

                                                                  Years ended June 30
                                                          2000             1999             1998
                                                      ---------------------------------------------
Net sales                                                 $48,836          $54,322         $ 54,964
Cost of goods sold                                         24,749           24,412           29,900
                                                      ----------------------------------------------
Gross profit                                               24,087           29,910           25,064

Operating expenses:
 Research and development                                  10,644           12,887           16,349
 Sales and marketing                                       15,742           13,961           15,984
 General and administrative                                 7,535            7,925            8,935
 In-process research and development                            -                -            6,750
 Impairment and restructuring                                   -              607            3,393
                                                      ---------------------------------------------
Total operating expenses                                   33,921           35,380           51,411
                                                      ---------------------------------------------
Loss from operations                                       (9,834)          (5,470)         (26,347)

Other:
 Write-down on note receivable                             (1,000)               -                -
 Gain on sale of investment                                     -              120            4,704
 Interest and other income, net                             2,611            2,260            2,426
 Interest expense                                              (5)               -               (7)
                                                      ---------------------------------------------
                                                            1,606            2,380            7,123
                                                      ---------------------------------------------
Loss before income taxes and extraordinary item            (8,228)          (3,090)         (19,224)
Provision for income taxes                                    215               36              157
                                                      ---------------------------------------------
Loss before extraordinary item                             (8,443)          (3,126)         (19,381)

Extraordinary item, ACT merger costs                         (864)               -                -
                                                      ---------------------------------------------
Net loss                                                  $(9,307)         $(3,126)        $(19,381)
                                                      =============================================

Basic and diluted loss per common share:
 Loss before extraordinary item                           $ (0.82)         $ (0.32)        $  (2.11)
 Extraordinary item                                         (0.08)               -                -
                                                      ---------------------------------------------
Basic and diluted loss                                    $ (0.90)         $ (0.32)        $  (2.11)
                                                      =============================================

Shares used in computation of loss per
common share:
  Basic and diluted                                        10,283            9,644            9,170
                                                      =============================================

See accompanying notes.

                                      4.

                              ACT Networks, Inc.

                Consolidated Statements of Stockholders' Equity

                                (in thousands)


                                                                         Paid-in                  Accumulated
                                                                        Capital in                   Other
                                                        Common Stock    Excess of    Accumulated Comprehensive
                                                       Shares   Amount  Par Value      Deficit       Loss       Total
                                                     -------------------------------------------------------------------
Balance at June 30, 1997                                9,271   $    9   $ 100,079      $ (6,552)   $   2      $ 93,538
 Comprehensive loss:
  Net loss                                                  -        -           -       (19,381)       -       (19,381)
  Other comprehensive income (loss), net of tax:
   Foreign currency translation adjustment                  -        -           -             -     (312)         (312)
   Unrealized gains on marketable securities                                                           95            95
                                                                                                               --------
  Total other comprehensive loss                            -        -           -             -        -          (217)
                                                                                                               --------
 Total comprehensive loss                                   -        -           -             -        -       (19,598)
 Exercise of options to purchase common stock and
  employee stock purchases                                108        -         613             -        -           613
 Exercise of warrants                                      23        -         235             -        -           235
 Stock option compensation                                  -        -         131             -        -           131
 Common stock purchased and retired                      (214)       -      (2,402)            -        -        (2,402)
                                                     ------------------------------------------------------------------
Balance at June 30, 1998                                9,188        9      98,656       (25,933)    (215)       72,517
 Comprehensive loss:
  Net loss                                                  -        -           -        (3,126)       -        (3,126)
  Other comprehensive income (loss), net of tax:
   Foreign currency translation adjustment                  -        -           -             -       10            10
   Unrealized gains on marketable securities                -        -           -             -      (95)          (95)
                                                                                                               --------
  Total other comprehensive loss                            -        -           -             -        -           (85)
                                                                                                               --------
  Total comprehensive loss                                  -        -           -             -        -        (3,211)
 Exercise of options to purchase common stock
  and employee stock purchases                            995        1       7,612             -        -         7,613
                                                     ------------------------------------------------------------------
Balance at June 30, 1999                              10,183        10     106,268       (29,059)    (300)       76,919
  Comprehensive loss:
   Net loss                                                -         -           -        (9,307)       -        (9,307)
   Other comprehensive loss:
     Foreign currency translation adjustment               -         -           -             -      (59)          (59)
                                                                                                               --------
   Total other comprehensive loss                                                                                   (59)
                                                                                                               --------
  Total comprehensive loss                                 -         -           -             -        -        (9,366)
  Exercise of options to purchase common
    stock and employee stock purchases                   354         1       2,502             -        -         2,503
                                                     ------------------------------------------------------------------
Balance at June 30, 2000                              10,537    $   11   $ 108,770      $(38,366)   $(359)     $ 70,056
                                                     ==================================================================

See accompanying notes.

                                      5.

                              ACT Networks, Inc.

                     Consolidated Statements of Cash Flows

                                (in thousands)

                                                                                     Years ended June 30
                                                                          2000             1999              1998
                                                                     ---------------------------------------------
Operating activities
Net loss                                                             $  (9,307)         $ (3,126)         $(19,381)
Adjustments to reconcile net loss to net cash used in
 operating activities:
  Depreciation                                                           1,830             2,299             2,436
  Amortization of intangible assets                                        663               700             1,210
  Non-cash charges for warrants and stock options                            -                 -               366
  Gain on sale of investment                                                 -              (120)           (4,704)
  Loss on sale of fixed assets                                              29                 -                 -
  Write-down of note receivable                                          1,000                 -                 -
  Provision for bad debt                                                   901             1,406             1,712
  Provision for deferred taxes                                               -                 -               (22)
  Impairment and restructuring charges                                       -                 -             3,393
  Write-off of in-process research and development                           -                 -             6,750
  Changes in operating assets and liabilities:
   Accounts receivable                                                   5,400            (2,489)           (4,146)
   Inventory                                                             2,749              (784)            3,734
   Prepaids and other current assets                                      (192)            1,204            (1,241)
   Accounts payable, accrued expenses, other current
    liabilities and income taxes payable                                (3,214)              401               989
                                                                     ---------------------------------------------
Net cash used in operations                                               (141)             (509)           (8,904)

Investing activities
Purchase of marketable securities                                     (161,995)          (23,537)          (18,727)
Sales at maturity of marketable securities                             175,523            17,436            17,807
Sale of long-term investment                                                 -               120             6,699
Note receivable                                                         (1,000)                -                 -
Purchase of plant, equipment and other fixed assets                     (2,344)           (2,081)           (2,434)
Acquisition of certain assets of SourceCom                                   -                 -            (8,390)
Decrease (increase) in other assets                                        102              (220)             (142)
Proceeds from sale of assets                                                71                 -                 -
                                                                     ---------------------------------------------
Net cash provided by (used in) investing activities                     10,357            (8,282)           (5,187)
Financing activities
Exercise of stock warrants and options                               $   2,503          $  7,613          $    613
Repurchase of common stock                                                   -                 -            (2,402)
                                                                     ---------------------------------------------
Net cash provided by (used in) financing activities                      2,503             7,613            (1,789)

Net impact of foreign exchange rate changes on cash                        (59)               10               (50)
                                                                     ---------------------------------------------
Net (decrease) increase in cash                                         12,660            (1,168)          (15,930)
Cash and cash equivalents at beginning of year                          33,850            35,018            50,948
                                                                     ---------------------------------------------
Cash and cash equivalents at end of year                             $  46,510          $ 33,850          $ 35,018
                                                                     =============================================
Supplemental cash flow information:
 Interest and income taxes paid during the year:
  Interest                                                           $       5          $      -          $      7
                                                                     =============================================
  Income taxes                                                       $     167          $     36          $  2,103
                                                                     =============================================
Non-cash investing and financing activities:
 Acquisition of certain assets of SourceCom:
  Fair market value of assets (including goodwill) acquired          $       -          $      -          $  1,640
  Estimated value of in-process research & development                       -                 -             6,750
                                                                     ---------------------------------------------
                                                                     $       -          $      -          $  8,390
                                                                     =============================================

See accompanying notes.

                                      6.

                               ACT Networks, Inc

                  Notes to Consolidated financial Statements

                                 June 30, 2000


1. Significant Accounting Policies

Organization and Operations

ACT Networks, Inc. (the Company) was incorporated in California on May 15, 1987, and reincorporated in Delaware in March 1995. The Company develops, manufactures and markets integrated wide-area network (WAN) access products which support a broad range of integrated voice and data network applications. The Company's products utilize advanced voice and data compression algorithms, enhanced switching and traffic management capabilities, and proprietary integration technologies to build cost-effective, bandwidth efficient WANs (see Note 13 regarding the sale of the Company).

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All material intercompany transactions and balances have been eliminated in consolidation. Results of operations include operations of subsidiaries from the date of acquisition.

Cash Equivalents

The Company considers cash equivalents to be only those investments which are highly liquid, readily convertible to cash and which mature within three months from date of purchase. Cash equivalents are carried at cost which approximates fair market value and are considered available-for-sale as defined in Statement of Financial Accounting Standards (SFAS) No. 115.

Marketable Securities

The Company classifies its investments in marketable securities as available-for-sale and, accordingly, records them at fair value which approximated their cost at June 30, 2000 and 1999. These investments consist primarily of corporate investment-grade bonds and commercial paper. The contractual maturities of all the Company's marketable securities are less than one year at June 30, 2000 and 1999. The cost of securities sold is based on the specific identification method. There were no significant unrealized gains and losses at June 30, 2000 and 1999, on marketable securities.

Concentration of Credit Risks

Accounts receivable consist primarily of amounts due from various original equipment manufacturers, end users and distributors. Although the Company does not require collateral, it performs periodic credit evaluations and analysis of amounts due from its customers (see also Note 4). Credit losses have been within management's expectations.

Inventory

Inventory is stated at the lower of cost (first-in, first-out method) or market.

Plant, Equipment and Other Improvements

Plant, equipment and other improvements are stated at cost. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets or, if shorter for leasehold improvements, the remaining lease term, which vary from three to seven years.

                                      7.

                               ACT Networks, Inc

            Notes to Consolidated financial Statements (continued)


1. Significant Accounting Policies (continued)

Goodwill and Other Intangibles

Goodwill and other intangibles of $1,106,000 and $1,769,000 at June 30, 2000 and 1999, are net of accumulated amortization of $4,114,000 and $3,451,000, respectively, and consist primarily of goodwill and developed technology acquired in the Company's acquisitions. Goodwill represents the excess of the purchase price over the estimated fair market value of net assets acquired in business combinations and is being amortized over 7 years. Acquisition intangibles represent the fair market valuation of intangibles acquired in business combinations and are being amortized over 5 to 7 years. Other intangible assets include software licensing agreements which are being amortized over 3 to 5 years. Intangible assets were significantly written down in 1998 as a part of the Company's restructuring (see Note 12).

Long-Lived Assets

Long-lived assets, such as plant, equipment and intangibles, are reviewed for impairment whenever events or changes in circumstances indicate that the net book value of these assets may not be recoverable (see Note 12).

Accounting for Income Taxes

Deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Revenue Recognition

Revenue is generally recognized upon shipment. The Company's products are generally under warranty against defects and are sold with provisions for certain levels of continuing customer support. The amounts of any potential warranty costs or other customer support costs are estimated and provided for in the period of sale.

Foreign Research and Development Credits

The Company receives foreign tax credits from Canada and the Province of Quebec related to research and development expenditures made by its Canadian subsidiary. These amounts are reflected as a reduction of research and development expense in the Company's statement of operations. Amounts receivable as of June 30, 2000 and 1999, of such credits and grants amounted to $147,000 and $163,000, respectively. For the years ended June 30, 2000, 1999 and 1998, $118,000, $184,000 and $159,000, respectively, of these credits and grants were reflected as a reduction of research and development expense in the accompanying consolidated statements of operations.

Effect of Foreign Currency

The Company translates the assets and liabilities of its foreign subsidiaries at the rate of exchange in effect at the period end. Revenues and expenses are translated using an average of exchange rates in effect during the period. Translation adjustments are recorded as a component of accumulated other comprehensive loss within stockholders' equity. There have been no significant transaction-related foreign exchange gains/losses during the years ended June 30, 2000, 1999 and 1998.

                                      8.

                               ACT Networks, Inc

                  Notes to Consolidated financial Statements (continued)


1. Significant Accounting Policies (continued)

Loss Per Share

"Basic loss per share" is based upon the weighted average number of common shares outstanding. "Diluted loss per share" is based upon the weighted average number of common shares and dilutive potential common shares outstanding. Potential common shares consist of shares issuable upon the exercise of outstanding stock options (computed using the treasury stock method) under the Company's stock option plans.

Options to purchase 2,646,000, 2,880,000 and 2,661,000 shares outstanding during the years ended June 30, 2000, 1999 and 1998, respectively, were excluded from the respective computations of diluted loss per share because their effect would be anti-dilutive.

Stock Option and Purchase Plans

The Company applies the provisions of APB Opinion No. 25 to account for stock options granted and provides pro forma net loss and pro forma loss per share disclosures for employee stock option as grants if the fair-value-based method had been applied.

Segment Information

In June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." This statement establishes standards for the way companies report information about operating segments in annual financial statements. It also establishes standards for related disclosures about products and services, geographic areas and major customers, as presented in Notes 4 and 10. Based on the provisions of SFAS 131 and the manner in which management analyzes the business, the Company has determined that it does not have separately reportable operating segments.

Comprehensive Loss

As of July 1, 1998, the Company adopted SFAS 130, "Reporting Comprehensive Income." SFAS 130 establishes new rules for the reporting and display of comprehensive income and its components. SFAS 130 requires unrealized gains and losses on the Company's available-for-sale securities and foreign currency translation adjustments to be included in other comprehensive loss.

Recent Accounting Pronouncements

In June 1998, SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," was issued. SFAS No. 133 establishes accounting and reporting standards for derivative financial instruments and hedging activities related to those instruments, as well as other hedging activities. Because the Company does not currently hold any derivative instruments and does not engage in hedging activities, the Company expects the adoption of SFAS No. 133 not to have a material impact on its financial position, results of operations or cash flows. In July 1999, SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133," and SFAS No. 138, "Accounting For Certain Derivative Instruments and Certain Hedging Activities, an amendment to SFAS No. 133," were issued. The Company will be required to adopt these statements in the first quarter of fiscal 2001.

In December 1999, the SEC issued Staff Accounting Bulletin No. 101 (SAB 101), "Revenue Recognition in Financial Statements." SAB 101 summarizes certain of the SEC's views in applying generally accepted accounting principles to revenue recognition in financial statements. The Company is required to adopt SAB 101 in the fourth quarter of fiscal 2001. Management does not expect the adoption of SAB 101 to have a material effect on the Company's operations or financial position.

                                      9.

                               ACT Networks, Inc

                  Notes to Consolidated financial Statements (continued)

1. Significant Accounting Policies (continued)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results may differ from those estimates. Significant estimates made in preparing the consolidated financial statements include the allowance for doubtful accounts and inventory valuation to determine whether conditions of impairment are present.

Reclassifications

Certain prior year amounts have been reclassified to conform to the current year presentation.

2. Business and Asset Acquisitions

On August 10, 1997, the Company acquired, out of bankruptcy court, certain assets of SourceCom, a Massachusetts corporation (SourceCom). SourceCom is a developer of high performance broadband access devices. The cash purchase price paid by the Company was approximately $8,000,000. The Company also recorded transaction costs of approximately $390,000. The acquired assets were recorded at their estimated fair market values at the date of acquisition. Of the total purchase price for the assets acquired, $6,750,000 represented the value of in-process research and development that had not yet reached technological feasibility and was charged to the Company's operations and $1,090,000 represented other intangibles being amortized over 5 years (see Note 12). The fair market value of the in-process research and development and other intangibles was determined by an independent appraiser.

3. Other, Net

In March 1999, the Company sold its interest in a joint venture investment, previously written off, for proceeds and a gain of $120,000. In March 1998, the Company sold its investment in common stock of NetSpeak with a cost basis of $1,995,000 for gross proceeds of $6,699,000, realizing a gain of $4,704,000. There were no other material realized gains or losses relating to marketable securities during the years ended June 30, 2000 and 1999.

In June 2000, the Company fully reserved a $1,000,000 promissory note receivable.

4. Accounts Receivable and Sales to Major Customers

Included in accounts receivable at June 30, 2000 and 1999, are $10,806,800 and $11,827,000, respectively, of amounts due from foreign customers.

The three largest accounts receivable from individual customers represented 16.7%, 14.1% and 7.2% at June 30, 2000, and 22.3%, 8.0% and 8.0% at June 30,
1999, of total accounts receivable, respectively.

Sales to two customers represented 18.3% and 12.3% of total sales for 2000, 12.9% and 10.0% of total sales for 1999, and sales to one customer represented 12.3% of total sales for 1998.

                                      10.

                              ACT Networks, Inc.

          Consolidated Statements of Stockholders' Equity (continued)

5. Inventory

Inventory consisted of the following components (in thousands):


                                                        June 30
                                                   2000      1999
                                                 -------------------

     Purchased parts                             $  1,373   $  2,076
     Sub-assemblies and finished goods              5,491      7,537
                                                 -------------------
                                                 $  6,864   $  9,613
                                                 ===================

6. Income Taxes

The provision for income taxes consists of the following (in thousands):

                                           Years ended June 30
                                    2000             1999           1998
                                ----------------------------------------
     Current:
      Federal                   $      -        $       -      $       -
      State                            -                -             10
      Foreign                        215               36            169
                                ----------------------------------------
                                     215               36            179
     Deferred:
      Federal                          -                -              -
      State                            -                -              -
      Foreign                          -                -            (22)
                                ----------------------------------------
                                       -                -            (22)
                                ----------------------------------------
                                $    215        $      36      $     157
                                ========================================

The Company's foreign and domestic operations had income (loss) before income taxes and eliminations of $(1,036,000) and $(6,388,000), respectively, for the year ended June 30, 2000, $(316,000) and $(2,570,000), respectively, for the year ended June 30, 1999, and $491,000 and $(19,623,000), respectively, for the year ended June 30, 1998.

A reconciliation of the statutory federal income tax rate to the effective tax rate, as a percentage of income before tax, is as follows:

                                                   Years ended June 30
                                              2000         1999         1998
                                             --------------------------------
Statutory federal income tax benefit
 rate                                          (34)%        (34)%        (34)%
Amortization of goodwill and other
 permanent items                                 3            5            1
Change in valuation allowance                   31           29           33
Foreign income taxes                             3            1            1
                                             --------------------------------
                                                 3%           1%           1%
                                             ================================

                                      11.

                              ACT Networks, Inc.

          Consolidated Statements of Stockholders' Equity (continued)



6. Income Taxes (continued)

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets are as follows (in thousands):

                                                              June 30
                                                          2000        1999
                                                      --------------------

    Deferred tax assets:
     Allowance for losses on receivables              $  1,118    $    781
     Vacation accruals                                     129         104
     Depreciation                                          796         904
     Inventory                                           1,645         720
     Intangibles                                         3,778       4,210
     Net operating loss carryforwards                    8,099       7,032
     Research and development credit carryforwards       1,956       2,888
     Other accruals                                        456         294
                                                      --------------------
    Total deferred tax assets                           17,977      16,933
    Deferred tax liabilities:
     Software development costs                            (27)        (27)
     License fee                                            (8)        (39)
     Prepaid insurance                                     (80)        (24)
     Federal benefit from state                           (705)       (739)
                                                      --------------------
    Total deferred tax liabilities                        (820)       (829)
                                                      --------------------
    Net deferred tax assets                             17,157      16,104
    Valuation allowance                                (17,157)    (16,104)
    Foreign deferred tax liabilities                       (65)        (65)
                                                      --------------------
                                                      $    (65)   $    (65)
                                                      ====================

The net change in the valuation allowance for net deferred tax assets during the year ended June 30, 2000, was $1,053,000.

At June 30, 2000, the Company has net operating loss carryforwards for federal and state tax purposes of approximately $22,937,000 and $6,805,000, respectively, which begin expiring in 2011 for federal and 2002 for state. Utilization of the net operating loss carryforwards is subject to limitations as a result of ownership changes as defined in the Internal Revenue Code. The Company has research and development credit carryforwards of $943,000 and $619,000 for federal and state tax purposes, respectively, that begin expiring in 2004 for federal; the state credit has no expiration provisions.

Included in the valuation allowance balance at June 30, 2000, is $5,342,000 related to the exercise of stock options which are not reflected as an expense for financial reporting purposes. Accordingly, any future reduction in the valuation allowance relating to this amount will be credited directly to equity and not reflected as an income tax benefit in the statement of operations.

The Company intends to reinvest the foreign subsidiary's net earnings in the subsidiary's local operations. Accordingly, U.S. taxes have not been provided for such earnings.

                                      12.

                              ACT Networks, Inc.

          Consolidated Statements of Stockholders' Equity (continued)

7. Commitments and Contingencies

The Company leases its offices, manufacturing facility and certain equipment under noncancelable operating lease agreements. The office and manufacturing facility leases are subject to annual increases based on the Consumer Price Index. Future minimum lease payments are as follows (in thousands):

     Fiscal Years ended June 30
     --------------------------

        2001                                           $1,336
        2002                                            1,201
        2003                                            1,149
        2004                                            1,102
        2005                                            1,135
                                                       ------
                                                       $5,923
                                                       ======

Rental expense under operating leases was $1,657,000, $1,966,000 and $1,429,000 for the years ended June 30, 2000, 1999 and 1998, respectively.

The Company is involved in certain claims and legal proceedings which arise in the normal course of business. Management does not believe that the outcome of any of these matters will have a material adverse effect on the Company's consolidated financial position, results of operations or cash flows.

8. Stockholders' Equity

The Company's stock option plans provide for option grants designated as either nonqualified or incentive stock options. Options granted under all stock option plans generally carry an exercise price of not less than the fair market value of the underlying shares as of the date of the option grant and expire after ten years. The Company executes individual option agreements under the stock option plans and the shares underlying the options generally become vested at 24% of the total grant after the completion of the first 12 full months of employment and 2% per month thereafter. Certain terms of options held by the Company's then-Chairman of the Board and Chief Executive Officer were modified giving rise to a non-cash compensation charge of $131,000 for the year ended June 30, 1998.

At June 30, 2000, the Company has authorized a total of 2,779,000 shares of common stock for issuance under the 1995 stock option/stock issuance plan (the 1995 Plan), 950,000 shares under the 1997 Non-Executive Officer Stock Option/Stock Issuance Plan (the 1997 Plan), 860,000 shares under the 1997 Stock Incentive Plan (the 1997 Incentive Plan). In addition, the Company has granted options to purchase 440,000 shares outside of the stock option plans above. Under the plans, 307,000 shares are available for future grants. In addition, 2,646,000 shares are reserved for issuance upon exercise of outstanding options.

The Company has an employee stock purchase plan whereby, in accordance with
Section 423 of the Internal Revenue Code, eligible employees may authorize payroll deductions of up to 10% of their salary to purchase shares of the Company's common stock at the lower of 85% of the fair market value of common stock on the first or last day of the offering period. 47,000 shares were issued under this plan for the year ended June 30, 2000. There are 88,000 shares authorized and available for future issuance under this plan.

On August 3, 1998, the Company implemented an option cancellation/regrant program for directors, executive officers and other employees holding stock options with an exercise price per share in excess of the market price of the Company's Common Stock at the time the cancellation/regrant occurred. Stock options of 1,724,798 with an exercise price in excess of $6.75 per share were canceled and new options for the same aggregate number of shares were granted with an exercise price of $6.75 per share.

                                      13.

                              ACT Networks, Inc.

            Notes to Consolidated Financial Statements (continued)


8. Stockholders' Equity (continued)

The following is a summary of all stock option activity for the three years ended June 30, 2000:

                                                                              Weighted
                                                               Exercise       Average
                                              Number of        Price Per      Exercise
                                               Shares           Share          Price
                                      ----------------------------------------------------
     Outstanding at June 30, 1997             2,121,000       $.70-$35.00      $13.33
      Granted                                 1,256,000        7.06-14.56       10.31
      Canceled                                 (665,000)       1.75-35.00       15.91
      Exercised                                 (51,000)        .70-12.13        2.43
                                      ----------------------------------------------------
     Outstanding at June 30, 1998             2,661,000         .70-27.50       11.47
      Granted                                 3,756,000        5.38-23.88        8.72
      Canceled                               (2,621,000)        .70-25.50       11.41
      Exercised                                (916,000)        .70-16.63        7.57
                                      ----------------------------------------------------
     Outstanding at June 30, 1999             2,880,000         .70-27.50        9.17
      Granted                                 1,021,000        5.63-18.25        8.89
      Canceled                                 (948,000)       5.38-21.00       10.55
      Exercised                                (307,000)        .70-13.06        6.96
                                      ----------------------------------------------------
     Outstanding at June 30, 2000             2,646,000       $.70-$27.50      $ 8.83
                                      ====================================================

At June 30, 2000, 1999 and 1998, stock options to purchase 1,591,000, 1,246,000, and 1,510,000 shares were exercisable at a weighted average price of $8.27, $7.73, and $10.94, respectively. Information regarding stock options outstanding as of June 30, 2000, is as follows:

                                        Options Outstanding              Options Exercisable
                                ------------------------------------------------------------------
                                                     Weighted-
                                    Weighted-         Average                         Weighted-
                                     Average         Remaining                         Average
                                     Exercise       Contractual                        Exercise
Price Range           Shares          Price             Life            Shares          Price
--------------------------------------------------------------------------------------------------
Under $10.00           2,120,000        $ 7.25           8.3          1,397,000          $ 7.22
Over $10.00              526,000         15.23           8.5            194,000           15.80

Fair Value Disclosures

Stock option grants are set at the closing price of the Company's common stock on the date of grant and the related number of shares granted are fixed at that point in time. Therefore, under the principles of APB Opinion No. 25, the Company does not recognize compensation expense associated with the grant of stock options. SFAS No. 123, "Accounting for Stock-Based Compensation," requires the use of option valuation models to provide supplemental information regarding options granted after fiscal 1996. Pro forma information regarding net income
(loss) and earnings (loss) per share shown below was determined as if the Company had accounted for its employee stock options and shares sold under its stock purchase plan under the fair value method.

                                      14.

                              ACT Networks, Inc.

            Notes to Consolidated Financial Statements (continued)

8. Stockholders' Equity (continued)

The fair value of the options was estimated at the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions for 2000, 1999 and 1998, respectively: risk-free interest rates of 6.24%, 6.0% and 6.22%; dividend yields of 0%; volatility factors of the expected market price of the Company's common stock of 144% for 2000, 85% for 1999 and 65% for 1998, and expected life of the options of 3.06, 4.17 and 4.16 years, respectively. These assumptions resulted in weighted-average fair values of $7.73, $5.76 and $5.73 per share for stock options granted in 2000, 1999 and 1998, respectively.

For purposes of pro forma disclosures, the estimated fair value of the options is amortized over the options' vesting periods. The pro forma effect on the Company's loss for 1999, 1998 and 1997 is not representative of the pro forma effect on net loss in future years because it does not take into consideration pro forma compensation expense related to grants made prior to 1997. Pro forma information in future years will reflect the amortization of a larger number of stock options granted in several succeeding years. The Company's pro forma information is as follows (in thousands, except per share amounts):

                                            Years ended June 30
                                       2000        1999         1998

   Pro forma net loss               $(14,012)    $(9,747)    $(24,184)
   Pro forma loss per share:
     Basic and diluted              $  (1.36)    $ (1.01)    $  (2.64)

Other Comprehensive Loss

Information regarding the components of accumulated other comprehensive loss are as follows (in thousands):

                                            Unrealized                  Accumulated
                                               Gains        Foreign        Other
                                            (Losses) on     Currency   Comprehensive
                                            Securities    Translation      Loss
                                           -----------------------------------------
Balance at June 30, 1998                      $ 95          $(310)         $(215)
Other comprehensive loss, for
 the year ended June 30, 1999                  (95)            10            (85)
                                           -----------------------------------------
Balance at June 30, 1999                         -           (300)          (300)
Other comprehensive loss, for
 the year ended June 30, 2000                    -            (59)           (59)
                                           -----------------------------------------
Balance at June 30, 2000                      $  -          $(359)         $(359)
                                           =========================================

9. Employees' Retirement Plan

In 1994, the Company established a 401(k) Plan (the Plan) covering substantially all of its full-time employees. Employees may make voluntary contributions to the Plan. The Company may voluntarily contribute a percentage of the employee's contribution, at its discretion, subject to certain limitations. The Company contributed $84,000, $75,000 and $66,000 to the Plan during the years ended 2000, 1999 and 1998, respectively.

                                      15.

                              ACT Networks, Inc.

            Notes to Consolidated Financial Statements (continued)


10. Geographic Information

The Company's sales by geographic area of the customer are as follows (in thousands):

                                                                      Years ended June 30
                                                             2000            1999            1998
                                                          -----------------------------------------
     North America (primarily United States)               $ 19,889        $ 26,408        $ 19,913
     Latin America                                            9,777           9,476          14,194
     Europe                                                   7,808           8,342           6,203
     Asia Pacific                                            11,362          10,096          14,654
                                                          -----------------------------------------
                                                           $ 48,836        $ 54,322        $ 54,964
                                                          =========================================


Information about the Company's long-lived assets in each geographic area is as follows (in thousands):

                                                                  As of June 30
                                                              2000            1999
                                                          --------------------------
     Long-lived assets:
      United States                                        $ 3,123           $ 2,968
      Canada                                                   815               634
      Asia Pacific                                             112                34
                                                          --------------------------
     Total long-lived assets                               $ 4,050           $ 3,636
                                                          ==========================

Long-lived assets are those assets of the Company that are identified with the operations in each geographic area.

                                      16.

                              ACT Networks, Inc.

            Notes to Consolidated Financial Statements (continued)


11. Quarterly Operating Data (Unaudited)

The following is a summary of unaudited quarterly results of operations (in thousands, except per share amounts):

                                                                                Quarter
                                                  --------------------------------------------------------------
                                                        First          Second(1)       Third          Fourth(2)
                                                  --------------------------------------------------------------
Year ended June 30, 2000:
 Net sales                                              $ 12,398          $  9,767      $ 12,644       $ 14,027
 Gross profit                                           $  6,491          $  3,643      $  6,761       $  7,191
 Loss before extraordinary item                         $ (2,536)         $ (3,858)     $   (465)      $ (1,584)
 Extraordinary item, net of tax-ACT merger
   costs                                                       -                 -             -           (864)
 Net loss                                               $ (2,536)         $ (3,858)     $   (465)      $ (2,448)
 Basic and diluted loss per common share before
   extraordinary item                                   $  (0.25)         $  (0.38)     $  (0.04)      $  (0.15)
 Extraordinary item                                            -                 -             -          (0.08)
 Loss per common share basic and diluted                $  (0.25)         $  (0.38)     $  (0.04)      $  (0.23)
                                                                              Quarter
                                                  -------------------------------------------------------------
                                                        First(3)       Second          Third          Fourth
                                                  -------------------------------------------------------------
Year ended June 30, 1999:
 Net sales                                              $ 13,936          $ 12,074      $ 15,103       $ 13,209
 Gross profit                                              7,931             7,204         8,809          5,966
 Net (loss) income                                          (966)              225           612         (2,997)
 (Loss) earnings per common share
   basic and diluted                                    $  (0.10)         $   0.02      $   0.06       $  (0.30)


(1) Included in the Company's net loss for the second quarter of 2000, is a charge of $1,184,000 as a write-down of inventory primarily due to a decrease in sales of products being discontinued.

(2) Included in the Company's net loss for the fourth quarter of 2000, is an extraordinary item of $864,000 for incurred acquisition costs related to the Clarent acquisition of ACT Networks. Additionally, the Company fully reserved a $1,000,000 promissory note receivable.

(3)  The first quarter of 1999 includes a restructuring charge of $607,000.

                                      17.

                              ACT Networks, Inc.

            Notes to Consolidated Financial Statements (continued)


12. Impairment and Restructuring Charges

In July 1998, the Company announced a major restructuring program designed to streamline operations and focus on key markets. As part of the restructuring program, the Company concentrated its resources on the Netperformer and ServiceXchange product lines. Additionally, the Company significantly reduced its workforce, eliminated its business unit matrix structure in favor of a functional organization, consolidated its facilities, and de-emphasized engineering, sales and marketing efforts for non-strategic products.

As a result of the restructuring plan, in fiscal 1999 the Company incurred approximately $607,000 of charges related primarily to employee terminations. At June 30, 1998, the Company accrued approximately $750,000 for certain non-cancelable purchase orders for non-strategic inventory that became impaired.

In connection with the restructuring, in 1998 the Company evaluated its long-lived assets, principally the tangible and intangible assets established in the DeltaComm, Dynastar, and SourceCom acquisitions, for impairment under SFAS No.
121. The carrying amount of these assets exceeded the projected undiscounted future cash flows and, accordingly, the carrying amount was written-down to fair value. Fair value was determined based on an analysis of the projected future discounted cash flows of the underlying operation, including cash generated from the disposal of underlying assets. In addition, in 1998, the Company recorded charges to cost of goods sold of $3,651,000 to write-down the carrying value of inventory due to the restructuring and related de-emphasis or discontinuation of certain product lines and other factors.

The impairment write-downs, excluding inventory write-downs, reflected in the 1998 statement of operations consisted of the following non-cash charges (in thousands):

                                                                      Amount
                                                                   ----------
      Asset impaired:
       Property, plant and equipment                                $     682
       Developed technology and other acquisition intangibles           2,444
       Other intangible assets                                            267
                                                                   ----------
                                                                    $   3,393
                                                                   ==========

During 1999, the Company sold certain assets, and the buyer assumed certain liabilities, originally acquired in the DeltaComm acquisition. The Company recognized a loss of $120,000 on the sale of those assets, which loss is included in interest and other income in the statement of operations.

13. Subsequent Events

On August 10, 2000, the Company was acquired by Clarent Corp., a worldwide leader in providing carrier-grade, phone-to-phone Internet Protocol (IP) telephony solutions. Clarent enables interconnection among communications service providers' disparate networks and fosters the creation of global footprints for more than 260 telecom service providers worldwide, including AT&T, NTT and China Telecom. At the effective time of the merger, each share of the Company's common stock was automatically converted into 0.4198 shares of Clarent common stock. The Exchange Ratio was based on the minimum per share price of $14.00 for the Company's common stock divided by the average closing market price of $33.3500 for the Clarent common stock for the five trading days immediately before the day the merger became effective.

The Company recorded extraordinary costs, net of taxes, of $864,000, or $0.08 per share, in the fourth quarter 2000 related to the merger with Clarent Corp. The tax component of the extraordinary loss was zero due to the valuation allowance.

                                      18.

          Financial Statements, Pro forma Financial Information and Exhibits (continued)

      b.  Pro Forma Financial Information

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

     The following unaudited pro forma combined condensed financial information for Clarent consists of the Unaudited Pro Forma Combined Condensed Statements of Operations for the year ended December 31, 1999, and for the six months ended June 30, 2000 and the Unaudited Pro Forma Combined Condensed Balance Sheet as of June 30, 2000. These pro forma financial statements give effect to Clarent's acquisition of ACT through a merger and exchange of shares, at an exchange ratio of 0.4198. The Unaudited Pro Forma Combined Condensed Statements of Operations for the year ended December 31, 1999 and the six months ended June 30, 2000 reflects this transaction as if it had taken place on January 1, 1999. The Unaudited Pro Forma Combined Condensed Balance Sheet gives effect to this transaction as if it had taken place on June 30, 2000.

     The Unaudited Pro Forma Combined Condensed Statements of Operations combine Clarent's historical results of operations for the year ended December 31, 1999 and the six months ended June 30, 2000 with ACT's historical results for the year ended December 31, 1999 and the six months ended June 30, 2000.

     The pro forma financial statements are not necessarily indicative of what the actual financial results would have been had the transaction taken place on January 1, 1999 or June 30, 2000 and do not purport to indicate the results of future operations.

     The merger has been accounted for using the purchase method of accounting. The pro forma financial statements have been prepared on the basis of assumptions described in the notes thereto.

     In connection with the acquisition of ACT, Clarent expects to incur write-offs related to in-process research and development, currently estimated at $31.5 million. The Unaudited Pro Forma Combined Condensed Balance Sheet includes the effect of the write-off related to in-process research and development; however, the Unaudited Pro Forma Combined Condensed Statements of Operations do not reflect this charge. The charge related to in-process research and development will be reflected in Clarent's consolidated financial statements when the merger is consummated. The pro forma financial statements do not include the costs of integration estimated at $1.9 million, as these costs will affect future operations and do not qualify as liabilities in connection with a purchase business combination under EITF 95-3, "Recognition of Liabilities in Connection with a Purchase Business Combination."

     The pro forma financial statements should be read in conjunction with the related notes included in this document and the audited financial statements and notes of Clarent and ACT, included or incorporated by reference elsewhere in this Amendment to Form 8-K.

                                      19.

        UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
                         YEAR ENDED DECEMBER 31, 1999
                   (in thousands, except per share amounts)

                                                          Actual     Actual     Pro Forma
                                                          Clarent      ACT     Adjustments       Total
                                                         --------   --------   -----------    ----------
Net revenue:
 Product and software..................................  $ 44,182   $ 50,477   $        --    $   94,659
 Services..............................................     3,641         --            --         3,641
                                                         --------   --------   -----------    ----------
   Total revenue.......................................    47,823     50,477            --        98,300
Cost of revenue:
 Product and software..................................    16,746     25,568            --        42,314
 Services..............................................     3,559         --            --         3,559
 Amortization of developed
  technology...........................................        --         --         2,772 (7)     2,772
                                                         --------   --------   -----------    ----------
   Total cost of revenue...............................    20,305     25,568         2,772        48,645
                                                         --------   --------   -----------    ----------
   Gross profit........................................    27,518     24,909        (2,772)       49,655
Operating expenses:
 Research and development..............................     9,172     12,007            --        21,179
 Sales and marketing...................................    25,111     15,718            --        40,829
 General and administrative............................     6,877      8,483            --        15,360
 Amortization of compensation..........................    19,371         --         5,852 (8)    25,223
 Amortization of goodwill and
  other purchased intangibles..........................       150         --        14,570 (6)    14,720
                                                         --------   --------   -----------    ----------
   Total operating expenses............................    60,681     36,208        20,422       117,311
                                                         --------   --------   -----------    ----------
Loss from operations...................................   (33,163)   (11,299)      (23,194)      (67,656)
Interest and other income, net.........................     2,512      2,448            --         4,960
                                                         --------   --------   -----------    ----------
Loss before provision for income
 taxes................................................... (30,651)    (8,851)      (23,194)      (62,696)
(Provision for) benefit from
 income taxes..........................................      (132)        72            --           (60)
                                                         --------   --------   -----------    ----------
Net loss...............................................  $(30,783)  $ (8,779)  $   (23,194)   $  (62,756)
                                                         ========   ========   ===========    ==========
Basic and diluted net loss per
 share.................................................  $  (1.87)  $  (0.87)                     $(3.03)
Shares used to compute basic and
 diluted net loss per share............................    16,457     10,084                      20,690

   See Notes to Unaudited Pro Forma Combined Condensed Financial Statements.

                                      20.

        UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
                        SIX MONTHS ENDED JUNE 30, 2000
                   (in thousands, except per share amounts)

                                                              Actual    Actual     Pro Forma
                                                             Clarent      ACT    Adjustments        Total
                                                            --------  ---------  -----------     ----------
Net revenue:
 Product and software....................................   $ 47,333   $ 26,671  $        --       $ 74,004
 Services................................................      5,563         --           --          5,563
                                                            --------   --------  -----------       --------
   Total revenue.........................................     52,896     26,671           --         79,567
Cost of revenue:
 Product and software....................................     17,331     12,718           --         30,049
 Services................................................      3,718         --           --          3,718
 Amortization of developed
  technology.............................................         --         --        1,386 (7)      1,386
                                                            --------   --------  -----------       --------
   Total cost of revenue.................................     21,049     12,718        1,386         35,153
                                                            --------   --------  -----------       --------
 Gross profit............................................     31,847     13,953       (1,386)        44,414
Operating expenses:
 Research and development................................      9,906      4,958           --         14,864
 Sales and marketing.....................................     22,874      7,695           --         30,569
 General and administrative..............................      5,024      3,566           --          8,590
 Amortization of compensation............................      2,310         --        2,926 (8)      5,236
 Amortization of goodwill and other
  purchased intangibles..................................        451         --        7,284 (6)      7,735
                                                            --------   --------  -----------       --------
   Total operating expenses..............................     40,565     16,219       10,210         66,994
                                                            --------   --------  -----------       --------
Loss from operations.....................................     (8,718)    (2,266)     (11,596)       (22,580)
Interest and other income, net...........................      8,514        362           --          8,876
                                                            --------   --------  -----------       --------
Loss before provision for income
 taxes...................................................       (204)    (1,904)     (11,596)       (13,704)
Provision for income taxes...............................       (284)      (145)          --           (429)
                                                            --------   --------  -----------       --------
Net loss................................................. $     (488)  $ (2,049) $   (11,596)      $(14,133)
                                                            ========   ========  ===========       ========
Basic and diluted net loss per
 share................................................... $    (0.02)  $  (0.20)                   $  (0.39)
Shares used to compute basic and
 diluted net loss per share..............................     32,174     10,333                      36,512

   See Notes to Unaudited Pro Forma Combined Condensed Financial Statements.

                                      21.

             UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

                              AS OF JUNE 30, 2000
                                (in thousands)

                                           Actual     Actual    Pro Forma
                                          Clarent      ACT      Adjustments        Total
                                         --------    -------  ---------------     --------
     ASSETS
Current assets:
 Cash and cash equivalents............   $199,157    $46,510    $        --       $245,667
 Short-term investments...............     77,017      4,085             --         81,102
 Accounts receivable, net.............     29,102     12,008             --         41,110
 Inventories..........................     14,604      6,864         (2,637)(2)     18,831
 Prepaid expenses and other current
  assets..............................      2,888        774             --          3,662
                                         --------    -------    -----------       --------
   Total current assets...............    322,768     70,241         (2,637)       390,372

 Property, plant & equipment, net......    17,591      4,050           (933)(2)     20,708
 Intangible assets....................         --         --         39,778 (1)     39,778
 Goodwill.............................      2,107      1,106         (1,106)(5)     44,613
                                                                     42,506 (1)
 Other assets.........................      7,260        167             --          7,427
                                         --------    -------    -----------       --------
   Total assets.......................   $349,726    $75,564    $    77,608       $502,898
                                         ========    =======    ===========       ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable.....................   $ 15,402    $ 2,456    $        --       $ 17,858
 Compensation related accruals........      4,323        923             --          5,246
 Deferred revenue.....................     11,032         --             --         11,032
 Other accrued liabilities............      5,483      2,129         12,323 (2)     19,935
                                         --------    -------    -----------       --------
   Total current liabilities..........     36,240      5,508         12,323         54,071

Stockholders' equity:
 Common stock.........................    356,766    108,781         68,008 (3)    533,555
 Deferred compensation................     (3,680)        --         (9,952)(1)    (13,632)
 Accumulated other comprehensive
  loss................................       (162)      (359)           359 (5)       (162)
 Accumulated deficit..................    (39,438)   (38,366)         6,870 (4)    (70,934)
                                         --------     ------    -----------       --------
   Total stockholders' equity.........    313,486     70,056         65,285        448,827
                                         --------    -------    -----------       --------
   Total liabilities and
    stockholders' equity..............   $349,726    $75,564    $    77,608       $502,898
                                         ========    =======    ===========       ========

   See Notes to Unaudited Pro Forma Combined Condensed Financial Statements.

                                      22.

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                             FINANCIAL INFORMATION

For purposes of the pro forma operating data, Clarent's consolidated financial statements as of June 30, 2000 and for the year ended December 31, 1999 and the six months ended June 30, 2000 have been combined with the ACT financial statements as of June 30, 2000 and for the calendar year ended December 31, 1999 and for the six months ended June 30, 2000.

     The companies have had no significant inter-company activity which would require elimination in preparing the combined condensed financial statements. In addition, the companies have no significantly different accounting policies and procedures which would have required conforming adjustments.

     The accompanying pro forma information should be read in conjunction with the historical financial statements and related notes for both Clarent and ACT.

     The pro forma financial statements give effect to Clarent's acquisition of ACT through a merger and exchange of shares. The Unaudited Pro Forma Combined Condensed Statements of Operations for the year ended December 31, 1999 and the six months ended June 30, 2000 reflect this transaction as if it had taken place on January 1, 1999. The Unaudited Pro Forma Combined Condensed Balance Sheet gives effect to this transaction as if it had taken place on June 30, 2000.

     The merger was accounted for using the purchase method of accounting. The pro forma financial statements have been prepared on the basis of assumptions described in the following notes and include assumptions relating to the allocation of the consideration paid for the assets and liabilities of ACT based on actual fair value. In the opinion of Clarent's management, all adjustments necessary to present fairly such pro forma financial statements have been made based on the terms and structure of the ACT merger.

     In connection with the merger, Clarent expects to incur write-offs related to in-process research and development, of approximately $31.5 million. The Unaudited Pro Forma Combined Condensed Balance Sheet includes the effect of the write-off related to in-process research and development; however, the Unaudited Pro Forma Combined Condensed Statements of Operations do not reflect this charge. The charge related to in-process research and development will be reflected in Clarent's consolidated financial statements upon the effective time of the merger. The pro forma financial statements do not include the costs of integration estimated at $1.9 million as they will affect future operations.

     The pro forma financial statements are not necessarily indicative of what the actual financial results would have been had the transaction taken place on January 1, 1999 or June 30, 2000 and do not purport to indicate the results of future operations.

     The pro forma financial statements give effect to the following pro forma adjustments:

(1) In accordance with the merger agreement, ACT will become a wholly owned subsidiary of Clarent, and all outstanding shares of its common stock will be converted into shares of Clarent common stock.

     The ACT merger was accounted for using the purchase method of accounting. The purchase price of $33.72 per share was based on the average closing price of Clarent's stock on August 10, 2000 (the date of consummation of the merger) and the three days prior to the merger date.

                                      23.

     The purchase price was determined as follows:

                                                      Clarent    Fair Value
                                           ACT Shares  Shares   (in thousands)
                                           ---------- ---------  ------------

        Shares...........................  10,588,040 4,444,832  $    149,880
        Stock options assumed............   2,653,347 1,106,288        26,909
                                           ---------- ---------  ------------
        Totals...........................  13,241,387 5,551,120  $    176,789
                                           ========== =========  ============

     The ACT shares were converted to Clarent equivalent shares by taking the number of ACT shares divided by the exchange ratio of 0.4198 per share, and adjusted for rounding.

     With respect to stock options assumed as part of the merger, all ACT options were exchanged for Clarent options and were included as part of the purchase price based on their fair value. Any unvested Clarent options issued in exchange for unvested ACT options are also included as part of the purchase price based on their fair value, however, pursuant to Financial Accounting Standards Board Interpretation No. 44, the portion of the intrinsic value of unvested options that will be deemed to be earned over the remaining vesting period of those options has been deducted from the fair value of the unvested options and will be amortized as deferred compensation over that remaining vesting period. The fair value of the options assumed is based on the Black-Scholes model using the following assumptions:

     . Fair market value of the underlying shares is based on the average closing price of Clarent's common stock on August 10, 2000 and the three days prior to such date.

     .  Expected life of 4 years

     .  Expected volatility of .80

     .  Risk free interest rate of 6.0%

     .  Expected dividend rate of 0%

     Below is a table of the estimated acquisition cost, allocation of excess purchase cost over the fair value of net assets acquired to goodwill and other intangible assets acquired and annual amortization of the goodwill and intangible assets acquired (in thousands, except for asset life):

                                                Estimated                   Annual
                                               Acquisition                Amortization
                                                  Cost      Asset Life   of Intangibles
                                               -----------  ----------   --------------
                                                            (in years)
      Value of common stock and stock
       options issued.........................    $176,789
      Transaction costs.......................       7,008
      Merger related restructuring costs......       8,885
                                                  --------
      Total estimated acquisition cost........     192,682

      Less net tangible assets acquired.......      68,950
                                                  --------
      Excess purchase cost over the fair
       value net tangible assets acquired.....    $123,732
                                                  ========

      Excess purchase cost was allocated
       to the following:
      Assembled workforce....                        6,642       3           $2,214
      Customer base..........                       19,276       5            3,855
      Developed technology...                       13,860       5            2,772
      In-process technology..                       31,496
      Goodwill...............                       42,506       5            8,501
      Deferred compensation..                        9,952       4            5,852(a)
                                                    ------
       Total................................      $123,732
                                                  ========

(a) Under the graded method, approximately 59%, 25%, 12% and 4%, respectively, of each option's compensation expense is recognized in each of the four years following the date of purchase.

                                      24.

     Tangible assets of ACT acquired in the merger principally include cash, short-term investments, accounts receivables, inventories and fixed assets. Liabilities of ACT assumed in the merger principally include accounts payable, accrued payroll and other current liabilities.

     To determine the value of the developed technology the expected future cash flow attributable to all existing technology was discounted, taking into account risks related to the characteristics and applications of the technology, existing and future markets, and assessments of the life cycle stage of the technology. The analysis resulted in a valuation of approximately $13.9 million for developed technology which has reached technological feasibility and therefore was capitalizable. The developed technology is being amortized on a straight line basis over a five year period.

     The value of the assembled workforce was derived by estimating the costs to replace the existing employees, including recruiting and hiring costs and training costs for each category of employee. The analysis determined a valuation of approximately $6.6 million for the assembled workforce, and is being amortized on a straight line basis over a three year period.

     The value of the customer base of approximately $19.3 million was derived by considering, among other factors, the historical costs to develop customer relationships, the expected income, and the associated risks. Associated risks included the inherent difficulties and uncertainties in transitioning business relationships. The value of the customer base is being amortized over a five year period.

     The value of deferred compensation of approximately $10.0 million was derived using the guidance of Financial Accounting Standards Board Interpretation No. 44, the unvested options' intrinsic value, and a vesting ratio of 74% for the remaining vesting period of unvested options. The deferred compensation is being amortized using a graded method over a four year period.

     The projects identified as in-process technology at ACT are those that were underway at the time of the ACT merger and required additional effort to establish technological feasibility after consummation of the ACT merger. These projects have identifiable technological risk factors which indicate that even though successful completion is expected, it is not assured. If an identified project is not successfully completed, there is no alternative future use for the project and the expected future income will not be realized.

     The in-process technology acquired from ACT in the transaction consists primarily of technology related to replacement and enhancement of ACT's core technology, principally NetPerformer and ServiceXchange.

(2) The pro forma adjustment to "Inventories", "Property, plant and equipment" and "Other Accrued Liabilities" reflects the write-off of $2.6 million of inventories of ACT that are for products that are either being discontinued or are redundant with those of Clarent, the write-off of $933,000 for plant, equipment and information systems that will not be used after the execution of the integration plan, an accrual of $1.3 million for liabilities related to involuntary employee termination benefits of ACT employees, $4.0 million for costs to exit operating leases of ACT, and $7.0 million in transaction costs.

(3) The pro forma adjustment to "Common Stock" reflects elimination of ACT's common stock ($108.8 million) and the impact of the issuance of Clarent common stock and assumption of options to purchase common stock ($176.8 million) in connection with the merger.

(4) The pro forma adjustment to "Accumulated Deficit" reflects the elimination of ACT's accumulated deficit ($38.4 million) and the in-process technology charge ($31.5 million).

(5)  The pro forma adjustment to "Goodwill" and "Accumulated Other
     Comprehensive Loss" reflects the elimination of ACT's goodwill related to historical acquisitions, and elimination of accumulated other comprehensive loss.

(6) The pro forma adjustment is for the amortization of goodwill, assembled workforce and customer base.

(7)  The pro forma adjustment is for the amortization of developed technology.

(8)  The pro forma adjustment is for the amortization of deferred compensation.

                                      25.

     Financial Statements, ProForma Financial Information and Exhibits (continued).

      c.  Exhibits

          2.1 Agreement and Plan of Merger and Reorganization, dated as of May 1, 2000, among Clarent Corporation, Copper Acquisition Sub, Inc. and ACT Networks, Inc., as amended (incorporated by reference to Exhibits 2.1 and 2.2 to Clarent Corporation's Registration Statement on Form S-4 (No. 333-38216) filed May 31, 2000, as amended on July 7, 2000).

          99.1 Press Release titled "Clarent Corporation Completes Acquisition of ACT Networks" dated August 10, 2000, (incorporated by reference to Exhibit 99.1 to Clarent Corporation's Form 8-K filed August 10, 2000.)

                                      26.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          CLARENT CORPORATION

Dated:  October 24, 2000                  By:  /s/ Richard J. Heaps
                                              --------------------
                                              Richard J. Heaps
                                              Chief Operating Officer and
                                              Chief Financial Officer

                                      27.

                                 EXHIBIT INDEX

Exhibit
Number      Description
------      -----------

2.1 Agreement and Plan of Merger and Reorganization, dated as of May 1, 2000, among Clarent Corporation, Copper Acquisition Sub, Inc. and ACT Networks, Inc. (incorporated by reference to Exhibits 2.1 and
            2.2 to Clarent Corporation's Registration Statement on Form S-4 (No. 333-38216) filed May 31, 2000, as amended on July 7, 2000).

99.1 Press Release titled "Clarent Corporation Completes Acquisition of ACT Networks" dated August 10, 2000, (incorporated by reference to
            Exhibit 99.1 to Clarent Corporation's Form 8-K filed August 10,
            2000.)